Exhibit 10.3

                     EXISTING SHAREHOLDERS RIGHTS AGREEMENT

     THIS EXISTING SHAREHOLDERS RIGHTS AGREEMENT (this "AGREEMENT") is made and entered into effective as of the 31st day of March, 2000 by and among TSI HANDLING, INC. d/b/a DYNA-CAM ENGINE CORPORATION, a Nevada corporation ("DYNA-CAM"), TSI CAPITAL CORP., a Nevada corporation ("TSI") and Patricia J. Wilks and Dennis C. Palmer ("CONTROLLING SHAREHOLDERS").

                                    RECITALS:

     A. Prior to the effective date hereof, TSI held the majority of the issued and outstanding common stock of Dyna-Cam.

     B. In connection with the acquisition of the assets and certain liabilities of Dyna-Cam Engine Corporation, a California corporation ("DCEC"), effective
March 31, 2000, the Controlling Shareholders hold a majority of the issued and outstanding stock of Dyna-Cam.

     C. As a condition to the acquisition, Dyna-Cam and the Controlling Shareholders agreed to grant certain rights to TSI and all other shareholders of Dyna-Cam of record immediately preceding the acquisition (the "OLD TSIH SHAREHOLDERS").

     D. As contemplated in connection with the acquisition, Dyna-Cam proposes to offer (the "SERIES A OFFERING") up to 6,000,000 shares of its Series A 10% Cumulative Convertible Preferred Stock (the "SERIES A PREFERRED").

     E. The parties hereby enter into this Agreement to set forth the terms and conditions of such rights.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the terms and conditions set forth herein, the parties hereby agree as follows:

1.   ANTI-DILUTION.

     (a) Except as provided in (c) below, in the event Dyna-Cam shall issue additional shares of its common stock ("COMMON STOCK") or any securities
convertible   into  or   exercisable   for  its  Common  Stock   ("COMMON  STOCK
EQUIVALENTS") without consideration or for a consideration per share less than the effective "CONVERSION PRICE" for the Series A Preferred (as determined under the Certificate of Designation establishing the Series A Preferred) in effect on the date of and immediately prior to such issuance, then and in such event each of the Old TSIH Shareholders shall be issued the number of new shares equal to the Adjusted Shares (as defined below) minus the Old Shares (as defined below). For purposes of any calculation hereunder, the "ADJUSTED SHARES" shall equal (i) the Old Shares multiplied by (ii) the quotient derived by dividing the previous Conversion Price by the adjusted Conversion Price resulting from the subject issuance (all as determined under the Certificate of Designation establishing the Series A Preferred). The "OLD SHARES" shall equal the number of shares of Common Stock held by the Old TSIH Shareholders as of the effective date of this Agreement, and as adjusted from time to time hereunder.
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     (b) Any Additional  Shares issued hereunder shall be issued to the Old TSIH
Shareholders of record as of the date of any event causing an adjustment hereunder and related solely to the number of shares of Common Stock held on such date.

     (c) No adjustment for any issuance shall be made under this Section 1 if the Conversion Price of the Series A Preferred is not adjusted.

     (d) The provisions of this Section 1 shall remain in effect only so long as any Series A Preferred remains outstanding.

2.   DIRECTOR REMOVAL AND APPOINTMENT

     (a) If Dyna-Cam's total cumulative revenue earned through March 31, 2002 does not equal or exceed an amount equal to $2,500,000 plus an amount equal to
1.5 multiplied by the liquidation value of the outstanding Series A Preferred, TSI shall have the right to remove one member of the Board of Directors of Dyna-Cam elected by the holders of the Common Stock, and to replace such director with a person of its choice.

     (b) If Dyna-Cam's total cumulative revenue earned through March 31, 2003 does not equal or exceed an amount equal to $7,500,000 plus an amount equal to
4.5 multiplied by the liquidation value of the outstanding Series A Preferred, TSI shall have the right to remove all members of the Board of Directors elected by the holders of the Common Stock, and to replace such directors with persons of its choice.

3.   VOTING AGREEMENT.

     The Controlling Shareholders shall vote their shares of Dyna-Cam Common Stock in accordance with the terms of this Agreement. In the event the Controlling Shareholders fail to vote their shares of Dyna-Cam in accordance with this Agreement, Michael S. Williams, or such other person designated by TSI, is hereby appointed proxy to vote such shares on behalf of the Controlling Shareholders. The appointment as proxy hereunder is a power coupled with an interest and shall be irrevocable throughout the term of this Agreement.

4.   TSI AS AGENT.

     For all purposes of this Agreement, TSI shall act on its own behalf and as agent for the additional Old TSIH Shareholders and their transferees of record. TSI is and shall be authorized to amend or terminate any provisions of this Agreement as it determines, in its sole discretion subject to business judgment, to be for the benefit of the Old TSIH Shareholders.

5.   GOVERNING LAW; VENUE

     Except to the extent corporate governance provisions are subject to the Nevada General Corporation Law, this Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, without reference to choice of law principles. Jurisdiction and venue for any litigation resulting from any dispute over the provisions of this Agreement shall reside exclusively with the federal and state courts sitting in Maricopa County, Arizona.

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
6.   SEVERABILITY

     If any term or provision of this Agreement shall be found by a court of competent jurisdiction to be invalid, illegal or otherwise unenforceable, the same shall not effect the other terms or provisions hereof or the whole of this Agreement, but such term or provision shall be deemed modified to the extent necessary in the court's opinion to render such term or provision enforceable, and the rights and obligations of the parties shall be construed and enforced accordingly, preserving to the fullest permissible extent the intent and agreements of the parties herein set forth.

7.   COMPLETE AGREEMENT; AMENDMENT

     This Agreement sets forth the entire understanding between the parties hereto and supercedes all prior agreements, arrangements and communications, whether oral or written, with respect to the subject matter hereof. No other agreements, representations, warranties or other matters, whether oral or written, shall be deemed to bind the parties hereto with respect to the subject matter hereof. This Agreement may not be modified or amended except by the mutual written agreement of the parties.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement to be effective as of the day and year first above written.


                                         DYNA-CAM:

                                         TSI HANDLING, INC. d/b/a
                                         DYNA-CAM ENGINE CORPORATION

                                         By /s/ Patricia J. Wilks
                                            ------------------------------------
                                            Patricia J. Wilks
                                            President


                                         TSI:

                                         TSI CAPITAL CORP.


                                         By /s/ Michael S. Williams
                                            ------------------------------------
                                            Michael S. Williams
                                            President


                                         CONTROLLING SHAREHOLDERS:

                                         /s/ Patricia J. Wilks
                                         ---------------------------------------
                                         Patricia J. Wilks

                                         /s/ Dennis C. Palmer
                                         ---------------------------------------
                                         Dennis C. Palmer

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